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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

              We consent to the incorporation by reference of our report dated October 28, 2002 with respect to the consolidated financial statements and schedule of Net2Phone, Inc. included in this Annual Report (Form 10-K) for the year ended July 31, 2002, in each of the following:

             Registration Statement No. 333-51248 on Form S-8;
             Registration Statement No. 333-74354 on Form S-8;
             Registration Statement No. 333-83670 on Form S-8; and
             Registration Statement No. 333-56844 on Form S-3, as amended by Registration Statement No's. 333-78713 and 333-56844 on Form S-3/A.



                                          /S/ ERNST & YOUNG LLP

New York, New York
October  28, 2002